                                                                    EXHIBIT 4.22



                             FORBEARANCE AGREEMENT


         THIS AGREEMENT made the 11th day of August, 1997.


B E T W E E N:


                          LAURENTIAN BANK OF CANADA

                                HEREINAFTER CALLED THE SECURED PARTY OR THE BANK


                                   - AND -

                         STRIKER PAPER CANADA, INC.


                                                HEREINAFTER  CALLED THE CUSTOMER



WHEREAS the Customer is indebted to the Secured Party in the amounts acknowledged below;

AND WHEREAS the Secured Party has demanded payment and delivered a Notice of Intention pursuant to the Bankruptcy and Insolvency Act;

AND WHEREAS the Secured Party has agreed with the Customer to forbear in the enforcement of its demands and in the realization of its security in accordance with the conditions & understandings herein contained;

NOW THEREFORE in consideration of the mutual acknowledgements covenants and agreements herein contained, the parties do agree as follows;


THE DEBT

1. The Customer acknowledges and agrees that it owed the sum of $1,722.646.48, as of July 15, 1997, made up as follows;

         (I)     STRIKER PAPER CANADA, INC.

                 TERM LOAN 1:
                 Balance owing as at July 15, 1997 is:
                    Principal:                               $400,000.04
                    Interest to July 15, 1997                $  8,406.33
                                                             -----------
                    Total Owing..........................    $408,406.37
                                                             -----------
                    (per diem interest rate $80.90)

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                                      -2-


         (ii)       STRIKER PAPER CANADA, INC.

                    TERM LOAN 2:
                    Balance owing as at July 15, 1997 is:
                    Principal:                                      $799,999.96
                    Interest to July 15, 1997                       $ 12,149.12
                                                                    -----------
                    Total Owing...................                  $812,149.08
                                                                    -----------
                    (per diem interest rate $116.58)

         (iii)      STRIKER PAPER CANADA, INC.

                    LINE OF CREDIT:
                    Balance owing as at July 15, 1997 is:
                    Principal:                                      $500,606.48
                    Interest to July 15,1 997                       $  1,484.55
                                                                    -----------
                    Total Owing...................                  $502,091.03
                                                                    -----------
                    (per diem interest rate $100.32)


2. The Customer acknowledges that costs and interest continue to accrue at the respective per diem rates and interest rates indicated for each of the said Loans, and in accordance with the Customers loan and banking arrangements with the Secured Party.


3. The Customer agrees to pay the Secured Party's legal fees and disbursements associated with this Forbearance Agreement and all matters arising therefrom including any default hereunder, on a solicitor and client basis. The Customer also agrees to pay the Secured Party=s consulting fees to date and in the future. All of these shall be added to and become part of the Debt, and shall be secured by the Security.


4. All of the liabilities, obligations and indebtedness referred to herein or created by this agreement, and any obligations arising after the date of this agreement, (including but not limited to interest), are sometimes collectively referred to herein as the "Debt" or "Indebtedness".
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                                      -3-


THE SECURITY

5. The Secured Party=s Security, sometimes collectively referred to herein as the ASecurity@ includes, without limitation;

         i. General Security Agreement given by Striker Paper Canada, Inc., in favour of Laurentian Bank of Canada, being duly registered under the provisions of the Personal Property Security Act on June 21, 1995 as number 950621 0854 1295 0294, which was assigned to Laurentian Bank of Canada on April 11, 1996, by Financing Change Statement registered under the provisions of the Personal Property Security Act as number 960411 1536 0043 1439.

         ii. Specific Security Agreement given by Striker Paper Canada, Inc., in favour of Laurentian Bank of Canada, being duly registered under the provisions of the Personal Property Security Act on June 21, 1995 as number 950621 0852 1295 0293, which was assigned to Laurentian Bank of Canada on April 11, 1996, by Financing Change Statement registered under the provisions of the Personal Property Security Act as number 960411 1536 0043 1438.

         iii. Debenture given by Striker Paper Canada, Inc., in favour of Laurentian Bank of Canada, being duly registered in the Land Registry Office for the Registry Division of Niagara South (No. 59) as instrument number 691946 and registered under the provisions of the Personal Property Security Act on June 21, 1995 as number 950621 0857 1295 0295, which was assigned to Laurentian Bank of Canada on April 11, 1996, by Financing Change Statement registered under the provisions of the Personal Property Security Act as number 960411 1536 0043 1440.

         iv. Guarantee from Striker Industries, Inc., dated July 13, 1995.

         v. Hypothecation of Specific Securities from Striker Industries, Inc., dated July 13, 1995.

         vi. Hypothecation of Specific Securities from Striker Paper Canada, Inc., dated July 13, 1995.

         vii. Guarantee from Ontario Development Corporation, dated August 17, 1995.

         viii. Any other Security for the Debt now held or hereafter taken by the Secured Party.


STATUS, INCLUDING INCIDENCES OF DEFAULT

6. Demand for payment of the Loans from the Customer were made by the Secured Party in writing dated on July 15, 1997, the receipt of which is hereby acknowledged by the Customer.


7. Notice of Intention to Enforce Security pursuant to s. 244(1) of the Bankruptcy and Insolvency Act dated July 25, 1997, was sent by the Secured Party, the receipt of which is hereby acknowledged by the Customer.


8. All of the Indebtedness referred to in the demands remain outstanding and unsatisfied.


ACKNOWLEDGEMENTS AND AGREEMENTS

9.       The Customer acknowledges and agrees, and the Bank concurs with the
         Customer:

         (a) that all of the Security and an Offer to Finance, dated May 16, 1995 (accepted by the Company on May 23, 1995) is valid and subsisting and binding in accordance with the terms contained therein;

         (b)        that the within recitals are true and correct;


10. The Customer agrees to do the following, (on an ongoing basis where appropriate to the context);

         (a) to pay the sum of $124,000.00 by August 11, 1997, to be applied on account of arrears of payments on the Loans,

         (b) to pay the sum of $176,000.00 by August 29, 1997 as a prepayment of the regular monthly payments, up to the payments due on February 1, 1998.

         (c) to co-operate fully with anyone engaged by the Secured Party to inspect its assets and property and/or to provide valuations and/or appraisals of the properties;
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                                      -5-


         (d) not to sell, mortgage or otherwise dispose of any substantial asset by any single transaction or series of without notifying and obtaining approval from the Secured Party.

         (e) to make all of the payments to the City Of Thorold on account of property taxes, in accordance with a Memorandum of Agreement dated May 16, 1997, and to forthwith provide evidence to the Secured Party after each of the payments.


11.      Default by the Customer in this agreement is defined as;

         (a) any breach by the Customer of any of the terms of this agreement, or

         (b)        breach of the terms, or default, of any of the Security, or

         (c) any act of bankruptcy, within the meaning of the Bankruptcy and Insolvency Act, or

         (d) entry of a final judgment against the Customer by any other creditor or claimant for an amount exceeding $25,000.00, or a number of such judgments exceeding in the aggregate $100,000.00 (provided also that the Customer covenant and agree to notify the Bank forthwith should they be served with any legal process indicating commencement of proceedings), or

         (e) the commencement of any sale proceedings or realizations on account of the Customer default in any mortgage or security affecting the lands or assets covered by the Security.


12. The Customer warrants, and the Bank concurs with Customer, that it is aware of only the following breaches of the Security and its loan and banking agreements with the Bank, save and except as follows;

         (a)        non-payment of scheduled loan installments,

         (b)        non receipt of financial statements,

         (c)        non-payment of taxes,
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                                      -6-


         (d) failing to maintain Working Capital, Current Ratio, Tangible Net Worth, Interest Coverage and Cash Flow as required by the Offer to Finance from the Bank dated May 16, 1995.

13. The Secured Party agrees to forbear until September 1, 2000 from taking any further action to enforce its demands or the Security, on condition that the Customer;


         (a) resumes regular monthly payments on the loan accounts from and after March 1, 1998.

         (b) is not in default as defined in this Agreement, the Security or the Offer to Finance, due to an event occurring subsequent to the date hereof,

         (c) provides current unaudited monthly financial statements by September 15, 1997 and thereafter continues to provide current financial statements and financial information as required by its present agreements and arrangements with the Bank or as may be required by the Bank form time to time,

         (d) honours all of the other conditions and requirements of its arrangements with the Bank, to be performed subsequent to the date hereof, excepting only those which have been specifically waived by this agreement and excepting the breaches mentioned in paragraph #12(d), with respect to which the Bank by this agreement waives strict compliance.


14. The Customer agrees that if it is default, then the Secured Party may immediately proceed to enforce the Security and exercise any other remedies the Secured Party may have by agreement or in law.
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                                      -7-


15.      The Customer further covenant and agree that:

         (a) upon written request from the Secured Party, to provide all such documentation and information as may be reasonably necessary to permit the secured Party to evaluate the Customers position or to enforce this Forbearance Agreement and the Security;

         (b) to execute all such further documentation as may be necessary to evidence and give effect to the terms of this Forbearance Agreement.


16. The Customer acknowledges and agrees that this Forbearance Agreement and the terms and provisions contained herein, shall in no way affect any of the Customer=s continuing obligations to the Secured Party which may have arisen from any other loans not specifically referred to herein.


17. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators, committees, curators, successors, assigns, receivers, trustees in bankruptcy, liquidators and any other legal representatives of the parties hereto. Any reference to a person herein shall include their heirs, executors and administrators.


18. The parties hereto agree that the execution and delivery of the within Agreement and delivery of all notices and communications hereunder, may be made by facsimile machine, addressed to the parties hereto at the address specified herein.


19. Words importing the singular number only include the plural and vice versa and words importing gender shall include all genders and words importing person including individuals, partnerships, corporations, trusts, unincorporated associations, joint ventures, government agencies and other entities.


20. If any provision of this Agreement or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement
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                                      -8-

         or the application of such provision or portion thereof to any other persons or circumstances shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


21. This Forbearance Agreement constitutes the entire agreement between the parties relating to the Bank=s forbearance and contains all of the representations, undertakings and agreements of the respective parties. There are no other verbal representations, undertakings or agreements regarding the forbearance except as contained herein. No modification or alteration of the Agreement shall be binding unless executed in writing by the parties hereto.


22. Ontario Development Corporation has joined in this agreement to evidence its consent to the arrangements and to acknowledge that this Forbearance Agreement will not affect its guarantee of the Customer=s Debt to the Bank, nor otherwise affect its commitments to any of the Parties.


23. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.


         IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement on the day and year first above written.


  SIGNED, SEALED AND DELIVERED    )  Striker Canada, Inc.
                                  )
      in the presence of          )  per:
                                  )      --------------------------------
                                  )
                                  )
                                  )  Striker Industries, Inc.
                                  )
                                  )
                                  )  Per:
                                  )      --------------------------------
                                  )
                                  )  I HAVE AUTHORITY TO BIND THE CORPORATION.
                                  )
                                  )
                                  )  Laurentian Bank of Canada
                                  )
                                  )  Per:
                                  )      --------------------------------
                                  )
                                  )  Per:
                                  )      --------------------------------
                                  )
                                  )
                                  )        Ontario Development Corporation
                                  )
                                  )
                                  )  Per:
                                         --------------------------------